THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE
      UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER ALL SUCH LAWS IS AVAILABLE.


                        GENEREX BIOTECHNOLOGY CORPORATION

              Series A Redeemable Common Stock Purchase Warrant



No.  SA-____                                                __________ Shares


THIS CERTIFIES THAT, for value received, _________________________________
_________________________________________ ("Holder"), is entitled to subscribe for and purchase from GENEREX BIOTECHNOLOGY CORPORATION, an Idaho corporation (the "Company"), at any time from the date hereof through and including the last day of the Exercise Period described below, ____________________________________
(____________) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), at a price of Five and zero/100 ($5.00) Dollars per Share (the "Exercise Price"), subject to the limitations, terms and conditions set forth herein. This Warrant is one of a series of warrants of like tenor representing, in the aggregate, the right to purchase up to four hundred thousand shares of Common Stock (the "Series A Warrants") issued by the Company. Transfer, assignment or hypothecation of this Warrant by the Holder may be made only in accordance with and subject to the terms, conditions and other provisions of this Warrant. The term "Holder", as used herein, shall include the original Holder and only such persons to whom this Warrant is transferred in strict conformity with the terms and conditions set forth or incorporated by reference herein. As used herein, the term "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued in consequence of the exercise or transfer of this Warrant, in whole or in part.

     1. This Warrant shall expire on December 31, 2000, unless the term of the Warrant is extended pursuant to Section 13(f) below, in which case the Warrant shall expire on a date to be determined in accordance with Section 13(f).

     2. The period during which this Warrant may be exercised (the "Exercise Period") shall end on (a) the earlier of (i) the expiration date described in
Section 2 hereof and (ii) the date determined pursuant to Section 13(f) hereof, or (b) the Redemption Date as described in Section 16 hereof, as to all or less than all Shares by the surrender of this Warrant (with the form of Election at the end hereof duly completed and executed) to the Company, marked to the attention of its President, 33 Harbor Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, or such other place as is designated in writing and delivered to Holder by the Company, accompanied by a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares covered by such exercise (the "Shares Purchase Price").

     3. Exercise of this Warrant shall be deemed to have been effected as of the close of the business day on which the Company has received the last of this Warrant, a duly executed form of election, the Shares Purchase Price and such further documentation as may be required pursuant to Section 9(c) below. Upon each exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares subject to purchase hereunder.

     4. The Company shall maintain a register (the "Warrant Register") on which the names and addresses of the persons to whom this Warrant is issued and shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. Subject to compliance with applicable securities laws and any other restrictions set forth herein, this Warrant shall be transferable on the books of the Company only upon delivery thereof with the form of Assignment at the end hereof duly completed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Holder of such Warrants shall furnish to the Company evidence of compliance with all applicable securities laws in accordance with the provisions of Section 9 hereof.

     5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, such number of Shares as shall, from time to time, be sufficient therefor.

     6. The Exercise Price shall be subject to adjustment from time to time as follows:

        (a) In case the Company shall (i) declare a dividend or make a distribution on outstanding shares of its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a lesser number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution on the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price then in effect by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action, and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event specified above shall occur.

        (b) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to subparagraph (a) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the initial Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

        (c) All calculations under this Section 6 shall be made to the nearest one-hundredth of a cent and to the nearest whole Share.

     7. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger of consolidation in which the Company is the continuing or surviving corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, appropriate provisions shall be made so that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of Shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance and, in any such case, effective provision shall be made in its Articles of Incorporation or otherwise, if necessary, in order to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

        (b) In case of any reclassification or change in the Shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) in the Shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of Shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable by the holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision (as reasonably determined by the Board of Directors) shall be made for adjustment which shall be as nearly equivalent as practicable to the adjustments in Section 6.

        (c) The above provisions of this Section 7 shall similarly apply to successive reclassification and changes in Shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     8. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to the Holder for any tax in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificates unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. (a) Unless registered under the Securities Act of 1933, as amended (the "Securities Act"), the Warrants, Shares or other securities issued upon exercise of the Warrants shall not be transferrable unless, in the opinion of counsel reasonably satisfactory to the Company, an exemption from registration under applicable securities laws is available. The Warrants, Shares and other securities which may be issued upon the exercise of this Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear the following legend and any other legend which counsel for the Company may deem necessary or advisable:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

        (b) Additional restrictions and limitations may apply to the resale of Warrants and Shares outside the United States or to resales by Holders who are Canadian residents or citizens or otherwise are not "U.S. Persons", as that term is defined in Regulation S under the Securities Act. Such further limitations and restrictions shall be evidenced by legends placed on the certificates evidencing such securities.

        (c) Notwithstanding any other term of this Warrant, the Company may require, as a condition of issuing Shares or other securities upon the exercise of this Warrant or permitting the transfer of this Warrant or Shares or other securities issued upon exercise of this Warrant, that the Holder and/or transferee execute such agreements or give such assurances and information as may be required, in the opinion of counsel for the Company, to satisfy applicable securities laws' requirements.

     10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon surrender and cancellation of any Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

     11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company.

     12. This Warrant shall be governed by and construed in accordance with the laws of the State of Idaho.

     13. (a) The Company shall use its best efforts to prepare, file and process to effectiveness a Registration Statement ("Registration Statement") under the Securities Act with respect to the Shares, provided that the Company shall have no obligation to file a Registration Statement prior to June 30, 1999, or if the Warrants have previously been exercised or redeemed. The Company shall give prompt written notice of such filing and of the effectiveness of such Registration Statement to Holder, and shall use its best efforts to keep such Registration Statement in effect for a period of at least ninety (90) days from its effective date.

         (b) In addition to its obligations pursuant to Section 13(a) above, if, prior to the effectiveness of a Registration Statement, or following the effectiveness of a Registration Statement if the Company fails to maintain the effectiveness of such Registration Statement for at least ninety (90) days, the

Company proposes to file a Registration Statement under the Securities Act (other than in connection with an exchange offer, a "rights" offering to shareholders, a Registration Statement on Form S-8 or Form S-4 or any successor forms relating to employee benefit plans, an acquisition of another entity or in connection with a dividend reinvestment plan, an employee benefit plan, the conversion of any convertible securities, or a stand-by underwriting with respect to the call of a warrant, option, right or convertible security for redemption) with respect to shares of Common Stock (a "Piggy Back Registration Statement"), the Company shall give written notice of such proposed filing to Holder at least thirty (30) calendar days before the anticipated filing date of such Registration Statement or, in the event that the Company has not formulated its intent to file such Registration Statement at least thirty (30) calendar days before the anticipated filing date of such Registration Statement, as soon as practicable upon the formation by the Company of such intent. The notice shall specify the information required to be provided to the Company by Holder pursuant to paragraph 13(d) below and shall offer to Holder the opportunity to include in the Piggy Back Registration Statement such number of Shares then issuable upon exercise of this Warrant as Holder may request. The Company shall not be required to honor any such request to register in the aggregate fewer than 10,000 Shares. The Company shall permit, or, in the case of an offering made through an underwriter or group of underwriters on a "firm commitment" basis (an "Underwritten Offering"), shall use its best efforts to cause the managing underwriter of the proposed offering to permit, such Shares to be included in the proposed offering on the same terms and conditions as applicable to the shares of Common Stock offered by the Company and for the account of any person other than the Company, as the case may be.

         (c) Notwithstanding the foregoing, if the managing underwriter of an underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Shares requested by Holder to be included in the Piggy Back Registration Statement concurrently with the shares of Common Stock being registered would materially adversely affect the distribution of such securities by the Company for its own account or by persons who had asserted demand registration rights under any other agreement with respect to such registration for such persons' account, then such requested Shares shall not be included in the Registration. If the managing underwriter elects to include less than all Shares, then the number of Shares included for Holder's account shall be pro rata with (i) other securities properly requested to be included in the Piggy Back Registration Statement by other persons pursuant to piggy back or incidental registration rights under Series A Warrants or any other agreement or (ii) shares included in the Piggy Back Registration Statement for the account of any corporate officer or director of the Company and any of their respective family members, whichever results in the registration of the greater number of Shares for Holder's account. The Company shall not be required to maintain in effect the Piggy Back Registration Statement as it relates to Shares beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of securities for its own account.

         (d) In connection with any registration of Shares pursuant to paragraphs 13 (a), (b) or (c) above, and as a condition to the Company's obligation to register the Shares, Holder shall promptly furnish to the Company such information regarding Holder, the proposed distribution of the Shares by Holder and such other matters as the Company may reasonably request in writing.

         (e) All expenses incident to the Company's performance of or compliance with the provisions set forth herein (other than underwriting discounts and commissions relating to the sale of the Shares, and the fees and disbursements of Holder's counsel, if any) will be borne by the Company. In addition, the Company shall, without charge to Holder, provide Holder with reasonable quantities of preliminary prospectuses, final prospectuses and other material required to effect sales of the Shares to the public, and will take appropriate action to enable the Shares to be sold in the State of New York and such other states as the Company may elect.

         (f) Notwithstanding any other term of this Warrant, unless the Company shall have prepared, filed and processed to effectiveness a Registration Statement pursuant to Sections !3(a) or 13 (b) on or before September 31, 1999, and such Registration Statement has remained effective for a period of at least ninety (90) days prior to the original Expiration Date, the Expiration Date shall be extended until the earliest date upon which that condition is satisfied.

      14. Without limiting any indemnification rights of the Company or Holder arising under any other agreement or law, in any registration of Shares pursuant hereto:

         (a) the Company will indemnify and hold harmless Holder against any losses, claims, damages or liabilities (which shall include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which Holder may become subject under the Act, the Exchange Act or otherwise insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained, during the effective period thereof, in any Registration Statement, any preliminary or final prospectus furnished by the Company, or any amendment or supplement thereto, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to Holder in respect of any such loss, claim, damage or liability arising out of or based upon an untrue statement or liability arising out of or based upon an untrue statement or omission made in a Registration Statement, preliminary prospectus, prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Holder specifically for use in the preparation thereof.

         (b) Holder will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act against any losses, claims, damages or liabilities (which shall include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the indemnified party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or omission made in a Registration Statement, preliminary prospectus, prospectus, preliminary offering circular or offering circular, or any amendment or supplement, in reliance upon and in conformity with written information furnished by Holder for use by the Company in the preparation thereof, or (ii) actions or omissions by Holder or persons acting on his behalf in the sale of the Shares which are unrelated to the content of the Registration Statement but which violate the Act, the Exchange Act or regulations thereunder.

     15. (a) Notwithstanding any other term hereof, the Holder shall have the right at any time after December 31, 1999, to convert this Warrant into that number of Shares (hereinafter referred to as the "Conversion Shares") which shall equal the product obtained by multiplying all Shares then issuable upon exercise of the Warrant pursuant to paragraph 2 above by a fraction, the denominator of which is the Market Price of the Company's Common Stock, as defined below, and the numerator of which is the difference between the Market Price and the Exercise price. Where the number of Conversion Shares equals "CS", the number of Shares equals "S", the Exercise Price equals "EP" and the Market Price equals "MP", the following formula shall determine the number of Conversion Shares at any time issuable upon conversion of this Warrant to Common Stock pursuant to this paragraph 15(a):

                                CS = S (MP - EP)
                                     -----------
                                        MP

         (b) For purposes of paragraph 15(a) above, the term "Market Price" of the Company's Common Stock shall mean: (i) if the Common Stock is listed on a national securities exchange, the average closing prices for the Common Stock reported on such exchange for the five (5) trading days immediately preceding the date of exercise of the rights of conversion set forth in paragraph 15(a) (the "Conversion Rights"); or (ii) if the Common Stock is not listed on a national securities exchange but is quoted on the Nasdaq Stock Market (Small Cap or National Market System), the average closing prices for the Common Stock on the Nasdaq Stock Market for the five (5) trading days immediately preceding the date of exercise of Conversion Rights; or (iii) if neither (i) nor (ii) above applies, and "bid" and "asked" prices for the Common Stock are quoted on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board and the average weekly trading volume for the Common Stock as reported on the NASD Bulletin Board has averaged at least one (1%) percent of the total number of shares of Common Stock outstanding during the four calendar weeks immediately preceding the exercise of Conversion Rights, the average of the mean between the closing "bid" and "asked" prices reported on the OTC Bulletin Board for the five
(5) trading days immediately preceding the date of exercise of Conversion Rights; or (iv), if none of subsections (i), (ii) or (iii) apply, as determined by the Board of Directors of the Company.

         (c) The Conversion Rights shall be exercised in the same manner as provided in paragraph 2 above, except that payment of the Shares Purchase Price shall not be tendered.

     16. (a) The Company shall have the right, at any time and from time to time on or after September 1, 1998, upon written notice (a "Redemption Notice") to the Holder at Holder's registered address stating that the Company is exercising its right of redemption set forth herein and fixing a date for such redemption (the "Redemption Date") which shall be no more than sixty (60) and no less than twenty (20) days following the date of the Redemption Notice, to redeem this Warrant at a price equal to $.025 per Share then issuable upon exercise of the Warrant (the "Redemption Price").

         (b) From and after the Redemption Date, the Holder shall cease to have any rights as the Holder of this Warrant other than the right to receive the Redemption Price as provided herein.

         (c) The Company shall pay the Redemption Price to the Holder on the Redemption Date, provided, however, that as a condition precedent to the Company's payment of the Redemption Price Holder shall deliver to the Company the certificate representing this Warrant or, in lieu thereof, satisfactory evidence that such certificate has been lost or destroyed, together with a bond or surety satisfactory to the Company to protect it against loss should such certificate subsequently be tendered for redemption.

     17. The Company warrants the due authorization, execution and delivery of this Warrant this _______ day of __________________, 1998.


                                    GENEREX BIOTECHNOLOGY CORPORATION
[SEAL]


                                    By:
                                       -------------------------------------
                                          Anna E. Gluskin, President

                              ELECTION TO PURCHASE
                              --------------------

The undersigned Holder hereby irrevocably elects (check one): [   ] to exercise
the within Warrant to purchase _____________________________ Shares* of Common Stock issuable upon the exercise thereof; [ ] to convert the within Warrant to shares of Common Stock pursuant to paragraph 15 thereof. The undersigned requests that certificates for such Shares, or, in the case of conversion, the number of Conversion Shares issuable pursuant to paragraph 15 thereof, be issued in his/her/its name and delivered to him/her/it at the following address:

________________________________________________________________________________

Date:__________________

________________________________________________________________________________
                                Signature(s)(**)


________________________________________________________________________________

                                 ASSIGNMENT
                                 ----------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Warrant to the extent of _____________ Shares(*) purchasable upon exercise thereof to ______________ whose address is ___________________________
_____________________________________ and hereby irrevocably constitutes and appoints _______________________________ his/her/its Attorney to transfer said Warrant on the book of the Company, with full power of substitution.

Date:___________________


________________________________________________________________________________
                                Signature(s)(**)

________________________________________________________________________________
* If the Warrant is to be exercised or transferred in its entirety, insert the word "All" before "Shares"; otherwise insert the number of shares then purchasable on the exercise thereof as to which transferred or exercised. If such Warrants shall not be transferred or exercised to purchase all shares purchasable upon exercise thereof, that a new Warrant to purchase the balance of such shares be issued in the name of, and delivered to, the Holder at the address stated below.

** Signature(s) must conform exactly to the names(s) of the Holder as set forth on the first page of this Warrant.